UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  November 29, 2010

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 33-3526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 2, 2010, Tanger Factory Outlet Centers, Inc. (NYSE: SKT) announced that its operating partnership, Tanger Properties Limited Partnership (the “Operating Partnership”), entered into a $385.0 million unsecured revolving credit bank facility on November 29, 2010.  Tanger Factory Outlet Centers, Inc. guarantees the Operating Partnership’s obligations under the syndicated facility.

The new credit facility is with Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, Branch Banking and Trust Company, SunTrust Bank and U.S. Bank National Association, as documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger to Banc of America Securities LLC, and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, and PNC Bank, National Association, Regions Bank, Royal Bank of Canada and Scotiabanc Inc. as lenders.  Through an accordion feature, the maximum borrowing capacity on the syndicated facility may be increased to up to $500.0 million in certain circumstances.  The maturity date of the new facility is November 29, 2013, and the Company has an option to extend the facility for one year to November 29, 2014.  At closing the facilities bear interest at a spread over LIBOR of 190 basis points, which is based on the current credit rating on the Operating Partnership’s long-term debt.

The credit agreement contains customary and other affirmative covenants, including financial reporting requirements, and negative covenants, including maintenance of certain financial requirements and limitations on mergers or consolidations. In addition, the credit agreement includes customary events (including without limitation a non-payment under the loan, a breach of warranties and representations in any material respect, non-compliance with covenants by the Operating Partnership), as well as certain other additional events (including without limitation a Change of Control (as defined in the credit agreement) without the consent of each of the agents and certain lenders), each of which, if not cured within the time period, if any, specified in the credit agreement would constitute an event of default. Upon the occurrence and continuance of such events of default, the lenders may elect to accelerate the outstanding principal and accrued and unpaid interest under the credit facility. Further, outstanding principal and accrued and unpaid interest thereon automatically accelerate upon the occurrence of an actual or deemed entry of an order for relief with respect to the Operating Partnership under the Bankruptcy Code of the United States.

The syndicated facility replaces Tanger’s previous $325.0 million in bilateral lines of credit that were scheduled to mature between June and August 2011.

A copy of the credit agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD

A copy of the press release announcing the entrance into the above mentioned $385.0 million unsecured revolving credit bank facility is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are included with this Report:

Exhibit 10.1
Credit Agreement, dated as of November 29, 2010, among Tanger Properties Limited Partnership, as the Borrower, Bank of America, N.A., as Administrative Agent, and the Other Lenders Party Thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger to Banc of America Securities LLC, and Wells Fargo Securities, LLC, as Joint Bookrunners and Joint Lead Arrangers, Wells Fargo Bank, National Association, as Syndication Agent, and Branch Banking and Trust Company, SunTrust Bank and U.S. Bank National Association, as Documentation Agents.

Exhibit 99.1	Press release announcing the entrance into a $385.0 million unsecured revolving credit bank facility, dated December 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 3, 2010

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello, Jr.
    Frank C. Marchisello, Jr.
    Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello, Jr.
    Frank C. Marchisello, Jr.
    Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit 10.1
Credit Agreement, dated as of November 29, 2010, among Tanger Properties Limited Partnership, as the Borrower, Bank of America, N.A., as Administrative Agent, and the Other Lenders Party Thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger to Banc of America Securities LLC, and Wells Fargo Securities, LLC, as Joint Bookrunners and Joint Lead Arrangers, Wells Fargo Bank, National Association, as Syndication Agent, and Branch Banking and Trust Company, SunTrust Bank and U.S. Bank National Association, as Documentation Agents.

Exhibit 99.1	Press release announcing the entrance into a $385.0 million unsecured revolving credit bank facility, dated December 2, 2010